Exhibit 23.3

Consent of Ernst & Young LLP

Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 5, 2007, with respect to the combined financial statements of Reactor Sites Management Company Limited for the years ended March 31, 2007 and 2006, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-141645 dated March 29, 2007) and related Prospectus of EnergySolutions, Inc. for the registration of shares of its common stock.

/S/ ERNST & YOUNG LLP

London, England

September 7, 2007